Exhibit 10.1

AGREEMENT REGARDING FUNDING OF NECESSARY OPERATING EXPENSES

This Agreement Regarding Funding of Necessary Operating Expenses (this “Agreement”) is entered into as of March 17, 2023 (the “Effective Date”), by and between: (1) MHI-MC San Antonio, LP, a Delaware limited partnership (“MHI San Antonio”); MHI-MC New Braunfels, LP, a Delaware limited partnership (“MHI New Braunfels”); and MHI Little Rock, LP, a Delaware limited partnership (“MHI Little Rock”) (individually and collectively, MHI San Antonio, MHI New Braunfels, and MHI Little Rock are “Landlord”), on the one hand; and (2) MCA Mainstreet Tenant, LLC, a Tennessee limited liability company (“Tenant”); MCA Westover Hills Operating Company, LLC, a Tennessee limited liability company (“MCA Westover Hills”); MCA New Braunfels Operating Company, LLC, a Tennessee limited liability company (“MCA New Braunfels”); and Memory Care at Good Shepherd, LLC, an Arkansas limited liability company (“MCA Good Shepherd”) (individually and collectively, Tenant, MCA Westover Hills, MCA New Braunfels, and MCA Good Shepherd are “MCA”), on the other hand.

Recitals:

A. MHI San Antonio and Tenant are parties to that certain Lease Agreement dated December 16, 2016, as amended by that certain First Amendment to Lease Agreement dated June 29, 2018, and as amended by that certain Second Amendment to Lease Agreement dated July 31, 2019 (as amended, modified, or restated from time to time, the “Westover Hills Lease”), pursuant to which Tenant leases from MHI San Antonio certain real and personal property located in San Antonio, Texas, as more fully identified in the Westover Hills Lease (the “Westover Hills Property”). Tenant subleases the Westover Hills Property to MCA Westover Hills.

B. MHI New Braunfels and Tenant are parties to that certain Lease Agreement dated December 16, 2016, as amended by that certain First Amendment to Lease Agreement dated June 29, 2018, and as amended by that certain Second Amendment to Lease Agreement dated July 31, 2019 (as amended, modified, or restated from time to time, the “New Braunfels Lease”), pursuant to which Tenant leases from MHI New Braunfels certain real and personal property located in New Braunfels, Texas, as more fully identified in the New Braunfels Lease (the “New Braunfels Property”). Tenant subleases the New Braunfels Property to MCA New Braunfels.

C. MHI Little Rock and Tenant are parties to that certain Lease Agreement dated December 16, 2016, as amended by that certain First Amendment to Lease Agreement dated June 29, 2018, and as amended by that certain Second Amendment to Lease Agreement dated July 31, 2019 (as amended, modified, or restated from time to time, the “Little Rock Lease”) (together the Westover Hills Lease, the New Braunfels Lease, and the Little Rock Lease are each a “Lease” and are together the “Leases”), pursuant to which Tenant leases from MHI Little Rock certain real and personal property located in Little Rock, Arkansas, as more fully identified in the Little Rock Lease (the “Little Rock Property”) (together the Westover Hills Property, New Braunfels Property, and Little Rock Property are the “Properties”). Tenant subleases the Little Rock Property to MCA Good Shepherd.

D. Pursuant to that certain Amended, Restated and Consolidated Guaranty Agreement, dated as of July 31, 2019 (as amended, modified, or restated from time to time, the “Guaranty”), executed by, among others, Trident Healthcare Properties I, LP, a Delaware limited partnership (“Trident”); Memory Care America LLC, a Tennessee limited liability company (“Memory Care America”); James Walesa (“Walesa”); and Steve Person (“Person”) (individually and collectively Trident, Memory Care America, Walesa, and Person are “Existing Guarantor”) in favor of Landlord, Existing Guarantor, inter alia, guaranteed the obligations of Tenant under the Leases. Existing Guarantor is executing this Agreement to reaffirm his/its obligations to Landlord under the Guaranty, including the obligations under this Agreement.

E. Clearday, Inc., a Delaware corporation (“Additional Guarantor” and, collectively with MCA and Existing Guarantor, the “Tenant Parties”), is the ultimate parent company of MCA. As a condition to entering into this Agreement, Landlord requires that Additional Guarantor join as a guarantor (jointly and severally with each Existing Guarantor) under the Guaranty, subject to the terms set forth in the Joinder By Additional Guarantor dated as of even date of this Agreement.

F. Tenant has defaulted under the Leases, including by failing to pay Rent due thereunder.

G. Tenant has agreed to cooperate to transition the operations of the businesses of the Facilities conducted by MCA to a new operator.

H. Tenant has stated that it does not have sufficient funds to meet its certain necessary obligations owed on March 17, 2023 for staff of the assisted living facilities operated by MCA on the Properties (the “Facilities”), and although under no obligation to do so, Landlord is willing to agree to advance to Tenant funds to pay such obligations on the terms and conditions set forth herein.

Agreement:

Now, therefore, the parties hereby agree as follows:

1. Defined Terms. Any capitalized term used but not defined in this Agreement shall have the meaning, with respect to a particular Lease, that is given to that term in such Lease.

2. Advancement of Funds. Landlord shall provide to MCA the amount of two hundred eighteen thousand six hundred sixty-nine dollars and five cents ($218,669.05) (the “Advance Funds”) for MCA to use to pay payroll obligations for the Staff (as defined below) of the Facilities due on March 17, 2023. Landlord and MCA agree that: (a) the obligation to pay payroll obligations for the Staff of the Facilities is an obligation of MCA under the Leases and nothing herein shall be construed to alter such obligation or to create any obligation of Landlord to pay payroll for the staff of the Facilities; (b) the Advance Funds constitute Losses of Landlord pursuant to Section 5.1 of each Lease for which Landlord is entitled to indemnity under the Leases; (c) there shall be no obligation of Landlord to provide any notice or make any demand upon Tenant to entitle Landlord to indemnity for the Advance Funds under Section 5.1 of the Leases, and MCA hereby waives any and all rights it may have to any such notice or demand; and (d) for purposes of calculating interest under Section 5.1 of the Leases and any late payment charges under Section 8.5 of the Leases, the due date for Tenant’s repayment to Landlord of Landlord’s Losses from payment of the Advance Funds under this Agreement shall be the Effective Date of this Agreement.

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3. Use of Advance Funds. MCA shall use the Advance Funds exclusively to meet payroll obligations for the Staff of the Facilities due on March 17, 2023, including the payment and/or withholding of all associated Payroll Related Obligations (as defined below). Such funds shall not be used for any other purpose whatsoever. MCA certifies that the amount of the Advance Funds is the amount necessary to satisfy such payroll obligations. “Staff” shall mean employees that are employed at the Facilities and that are involved directly and exclusively in the operation of the Facilities. Staff shall not include any home office or similar employees, or anyone with a direct or indirect ownership interest in MCA, regardless of whether such employees provide services that directly or indirectly relate to the Facilities. MCA shall, promptly after the Effective Date, provide Landlord with documentation reflecting the use of the Advance Funds for the purposes permitted hereunder and shall provide any further information or documents requested by Landlord in connection with MCA’s use of the Advance Funds promptly after request.

4. Taxes and Withholdings. MCA acknowledges that it is solely and exclusively responsible for all payroll processing, payroll taxes, withholdings, benefit fundings, deductions, and other obligations connected with payroll for the Staff of the Facilities (collectively, the “Payroll Related Obligations”). Landlord has no responsibility for any such Payroll Related Obligations.

5. Representation and Warranties; Waiver of Defenses.

5.1. Each Tenant Party hereby represents and warrants to Landlord, as of the Effective Date, that:

(a) The Recitals to this Agreement are true and correct;

(b) Each of Tenant, MCA Westover Hills, MCA New Braunfels, and Memory Care America is a Tennessee limited liability company, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by that Tenant Party, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of that party;

(c) MCA Good Shepherd is an Arkansas limited liability company, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by MCA Good Shepherd, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of MCA Good Shepherd;

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(d) Trident is a Delaware limited partnership, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by Trident, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Trident;

(e) Additional Guarantor is a Delaware corporation, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by Additional Guarantor, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Additional Guarantor;

(f) The execution and delivery of this Agreement by the Tenant Parties does not, and the performance by them of their obligations under this Agreement will not, (1) violate or conflict with or result in the breach of any provision of their organizational documents, (2) violate or conflict with or result in the breach of any provision of any agreement to which any of them are a party, or (3) cause a violation by any of them of any law, ordinance or regulation of any governmental authority;

(g) No bankruptcy, reorganization or other proceedings are pending or, to any Tenant Party’s knowledge, threatened, against any Tenant Party, nor are any such proceedings contemplated by any of them.

(h) Through the date of this Agreement, no Tenant Party has, or claims, any offset, defense, claim, right of set-off or counterclaim against Landlord or its Affiliates under, arising out of or in connection with this Agreement, the Leases, the Guaranty, or any of the other documents or agreements executed in connection with this Agreement, the Leases, or the Guaranty.

5.2 Waiver of Defenses. The Tenant Parties, for themselves and their Affiliates, hereby waive and relinquish any and all defenses and any and all rights to setoff or recoupment of any kind whatsoever, that they or any person claiming by or through them, may now have or may claim to have with respect to Landlord or its Affiliates, including any defenses or rights to setoff or recoupment under or relating to the Leases, the Guaranty, or the negotiation and execution of this Agreement.

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6. General Provisions.

6.1. Interpretation. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. The parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Agreement. When used in this Agreement the word “including” has the commonly accepted meaning associated with that word and any list of items that may follow that word shall be illustrative and not be deemed to represent a complete list of the contents of the referent of the subject.

6.2. Severability. If any provision of this Agreement or its application to any individual or entity or circumstance is invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected and shall be valid, legal and enforceable to the fullest extent permitted by law. Furthermore, in lieu of any such invalid or unenforceable provision, a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable shall be added to this Agreement, so as to effect the original intent of the invalid or unenforceable provision.

6.3. Notices. All notices and demands, consents, approvals, requests or other commitments required or permitted to be given among the parties under this Agreement, shall be given by in accordance with, and to the parties at their respective addresses for notices under, the Leases. Further, Landlord’s address for notices under this Agreement and the Leases shall now be as follows:

c/o Invesque Inc.

8701 E. 116th Street, Suite 260

Fishers, IN 46038

Attn: Kari Onweller and Chelsea Spickelmier

with a copy to:

Fultz Maddox Dickens PLC

101 S. Fifth Street, Suite 2700

Louisville, KY 40202

Attention: Matt Williams

Tenant Parties’ address for notices under this Agreement and the Leases and Guaranty shall now be as follows:

c/o MCA Mainstreet Tenant, LLC

8800 Village Drive, Suite 106

San Antonio, TX 78217

Attn: B.J. Parrish

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6.4 Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

6.5 Successors and Assigns. Without limiting the restrictions on assignment and other transfers set forth in the Leases and this Agreement, all the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

6.6 Joint and Several. The obligations of each entity comprising MCA under this Agreement shall be joint and several, and each such entity shall be primarily and directly liable for the full and entire payment and performance of the liabilities and obligations under or in connection with this Agreement. The full joint and several liability of each such MCA entity for the liabilities and obligations of any other MCA entity shall not be affected or diminished by the bankruptcy or insolvency of any of them, or by the unenforceability of any such liability or obligation against any of them.

6.7 Consent to Jurisdiction, Venue, and Service. Tenant Parties hereby (a) consent and submit to the jurisdiction of the courts of the State of Indiana and the federal courts sitting in the State of Indiana with respect to any dispute arising, directly or indirectly, out of this Agreement, the Leases, or the Guaranty, (b) waive any objections which they may have to the laying of venue in any such suit, action, or proceeding in either such court, and (c) agree to join Landlord in any petition for transfer or removal to any such court. Tenant Parties irrevocably appoint Tenant as their authorized agent to accept and acknowledge on their behalf service of process with respect to any dispute arising, directly or indirectly, out of this Agreement, the Leases, or the Guaranty. Tenant Parties further agree that Landlord may obtain personal jurisdiction and perfect service of process on any of them through Tenant as their agent by serving a copy of the summons and complaint addressed to Tenant at the address and in the manner indicated in Section 6.3, or by any other means now or hereafter permitted by applicable law for service on Tenant as their agent. Nothing herein shall limit Landlord’s choice of forum for any lawsuit against Tenant Parties.

6.8 Counterparts. This Agreement may be executed electronically and in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Executed versions of this Agreement may be delivered by the parties via facsimile transmission or email, either or both of which shall constitute delivery of an original.

6.9 Effect of Agreement. Except to the extent specifically modified pursuant to the terms of this Agreement, the terms and conditions of the Leases shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of the Leases, the terms of this Agreement shall control. Nothing in this Agreement is intended to be a waiver of any of Landlord’s rights or remedies under the Leases, or to modify any of the terms of the Lease, except to the limited extent expressly set forth in this Agreement.

6.10 Entire Agreement. This Agreement (and the Leases, to the extent modified by this Agreement) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior written or oral agreements or understandings and contemporaneous oral agreements or understandings related to this Agreement.

6.11 Assignment. MCA shall not, directly or indirectly, assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without first obtaining Landlord’s prior written consent thereto, which consent may be given or withheld in Landlord’s sole discretion.

[signature pages follow]

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In Witness Whereof, this Agreement has been executed as of the date first above written.

MCA:

MCA Mainstreet Tenant, LLC, a Tennessee limited liability company;

MCA Westover Hills Operating Company, LLC, a Tennessee limited liability company;

MCA New Braunfels Operating Company, LLC, a Tennessee limited liability company; and

Memory Care at Good Shepherd, LLC, an Arkansas limited liability company

By:	/s/ BJ Parrish
Name:	BJ Parrish
Title:	Authorized Person

LANDLORD:

MHI-MC San Antonio, LP,

MHI-MC New Braunfels, LP, and

MHI Little Rock, L.P.,

each a Delaware limited partnership

By:	/s/ Scott D. Higgs
Name:	Scott D. Higgs
Title:	Chief Financial Officer

[Existing Guarantor reaffirmation and agreement follows]

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Reaffirmation AND AGREEMENT by Guarantor

Each Existing Guarantor hereby acknowledges and reaffirms its respective obligations under the Guaranty and all documents executed by that Existing Guarantor in connection therewith. Further, each Existing Guarantor hereby agrees, for good and valuable consideration, that, pursuant to the Guaranty, it is guaranteeing to Landlord the obligations of Tenant under this Agreement. For the avoidance of doubt, Existing Guarantor’s agreement to guaranty the obligations of Tenant under this Agreement is in addition to (and not in replacement of) its agreement to guaranty the obligations of Tenant under the Leases as currently set forth in the Guaranty. Further, each Existing Guarantor hereby agrees to the terms of Section 5.1, Section 5.2, and Section 6 of this Agreement.

Trident Health Properties I, LP, a Delaware limited partnership;
Memory Care America, LLC, a Tennessee limited liability company

By:	/s/ BJ Parrish
Name:	BJ Parrish
Title:	Authorized Person

By:	/s/ James Walesa
James Walesa

By:	/s/ Steve Person
Steve Person

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JOINDER BY ADDITIONAL GUARANTOR

This Joinder by Additional Guarantor (this “Joinder”) is executed this 17th day of March, 2023 by Clearday, Inc. (the “Additional Guarantor”) in favor of (1) MHI-MC San Antonio, LP, a Delaware limited partnership (“MHI San Antonio”); MHI-MC New Braunfels, LP, a Delaware limited partnership (“MHI New Braunfels”); and MHI Little Rock, LP, a Delaware limited partnership (“MHI Little Rock”) (individually and collectively, MHI San Antonio, MHI New Braunfels, and MHI Little Rock are “Landlord”). Any capitalized term used but not defined in this Joinder shall have the meaning that is given to that term in the Agreement Regarding Funding of Necessary Operating Expenses (“Agreement”) to which this Joinder is attached.

Additional Guarantor hereby joins as a “Guarantor” under the Guaranty and agrees to be bound, jointly and severally with each Existing Guarantor, as a “Guarantor” thereunder. Additional Guarantor further expressly agrees and acknowledges that, pursuant to the Guaranty, it is guaranteeing to Landlord the obligations of Tenant under the Agreement. Additional Guarantor hereby represents and warrants to Landlord that all representations and warranties of “Guarantor” under the Guaranty are true and correct, with respect to Additional Guarantor, as of the date hereof. Additional Guarantor acknowledges and agrees that its joinder as a Guarantor under the Guaranty is a material inducement to Landlord in entering into this Agreement. Further, Additional Guarantor hereby agrees to the terms of Section 5.1, Section 5.2, and Section 6 of this Agreement.

Notwithstanding any provision of this Joinder or the Guaranty to the contrary, solely with respect to the Additional Guarantor and not with respect to any Existing Guarantor, the maximum amount of Additional Guarantor’s liability under this Joinder shall be two hundred eighteen thousand six hundred sixty-nine dollars and five cents ($218,669.05), plus interest and reasonable attorneys’ fees and costs of collection.

Clearday, Inc., a Delaware corporation

By:	/s/ BJ Parrish
Name:	BJ Parrish
Title:	Chief Operating Officer

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